      As filed with the Securities and Exchange Commission on May 20, 2002
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                       CHITTENDEN CORPORATION                                  CHITTENDEN CAPITAL TRUST I
        (Exact Name of Registrant as Specified in Its Charter    (Exact Name of Registrant as Specified in Its Charter

                              Vermont                                                  Delaware
                              -------                                                  --------
              (State of Incorporation or Organization)                 (State of Incorporation or Organization)

                             03-0228404                                               Applied For
                             ----------                                               -----------
                (I.R.S. Employer Identification No.)                     (I.R.S. Employer Identification No.)


                              Two Burlington Square
                            Burlington, Vermont 05401
                                 (802) 658-4000

                    (Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file numbers to which this form relates:
333-87586 and 333-87586-03

Securities to be registered pursuant to Section 12(b) of the Act:

                    Title of Each Class                                   Name of Each Exchange on Which
                    to be so Registered                                   Each Class is to be Registered
                    -------------------                                   ------------------------------
  Chittenden Capital Trust I 8.00% Capital Securities (and                    New York Stock Exchange
the Guarantee by Chittenden Corporation with respect thereto

Securities to be registered pursuant to Section 12(g) of the Act:  None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.        Description of Registrants' Securities to be Registered.

     The information relating to the securities of Chittenden Capital Trust I (the "Trust") and Chittenden Corporation (the "Company") (the Trust and the Company are referred to herein as the "Registrants") required by Item 202 of Regulation S-K is hereby incorporated by reference to the information presented under the captions "Description of Junior Subordinated Debt," "Description of Capital Securities," "Description of Guarantee," and "Relationship among the Capital Securities, the Corresponding Junior Subordinated Debt Securities and the Guarantees" in the Prospectus, dated May 15, 2002, and "Certain Terms of the Capital Securities," "Certain Terms of the Junior Subordinated Debentures" and "Relationship among the Capital Securities, the Junior Subordinated Debentures and the Guarantee" in the Prospectus Supplement, dated May 15, 2002, as filed by the Registrants with the Securities and Exchange Commission (the "Commission") on May 16, 2002 pursuant to Rule 424(b) under the Securities Act of 1933.

Item 2.        Exhibits.

               4.1 Certificate of Trust of Chittenden Capital Trust I (incorporated by reference to Exhibit 4.4 of the Registration Statement filed by the Registrants with the Commission on May 3, 2002, as amended (File Nos. 333-87586, 333-87586-01, 333-87586-02 and 333-87586-03) (the
                    "Registration Statement"))

               4.2 Form of Amended and Restated Trust Agreement among the Company, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.10 of the Registration Statement)

               4.3  Form of Capital Security Certificate (included as part of
                    Exhibit 4.2)

               4.4 Form of Indenture for Junior Subordinated Debt between the Company and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.3 of the Registration Statement)

               4.5 Form of Junior Subordinated Debt Security (included as part of Exhibit 4.4)

               4.6 Form of Guarantee Agreement between the Company and The Bank of New York, as Guarantee Trustee (incorporated by reference to Exhibit 4.14 of the Registration Statement)

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.

                                 CHITTENDEN CORPORATION

Date: May 20, 2002               By: /s/ F. Sheldon Prentice, Esq.
                                     -------------------------------------------
                                     F. Sheldon Prentice, Esq.
                                     Senior Vice President, General Counsel and
                                     Secretary


                                 CHITTENDEN CAPITAL TRUST I

                                 By: CHITTENDEN CORPORATION, as Sponsor

Date: May 20, 2002               By: /s/ F. Sheldon Prentice, Esq.
                                     -------------------------------------------
                                     F. Sheldon Prentice, Esq.
                                     Senior Vice President, General Counsel and
                                     Secretary

                                  EXHIBIT INDEX

          4.1 Certificate of Trust of Chittenden Capital Trust I (incorporated by reference to Exhibit 4.4 of the Registration Statement filed by the Registrants with the Commission on May 3, 2002, as amended (File Nos. 333-87586, 333-87586-01, 333-87586-02 and
               333-87586-03) (the "Registration Statement"))

          4.2 Form of Amended and Restated Trust Agreement among the Company, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.10 of the Registration Statement)

          4.3 Form of Capital Security Certificate (included as part of Exhibit 4.2)

          4.4 Form of Indenture for Junior Subordinated Debt between the Company and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.3 of the Registration Statement)

          4.5  Form of Junior Subordinated Debt Security (included as part of
               Exhibit 4.4)

          4.6 Form of Guarantee Agreement between the Company and The Bank of New York, as Guarantee Trustee (incorporated by reference to
               Exhibit 4.14 of the Registration Statement)